Exhibit 21

Subsidiaries of
The Manitowoc Company, Inc. (WI)

1	ACE Marine LLC	(Wisconsin)
2	Appliance Scientific, Inc.	(Delaware)
3	Axiome de Re S.A.	(Luxembourg)
4	Beleggingsmaatsch appli Interbu BV	(Netherlands)
5	Berisford (HG), Inc.	(California)
6	Berisford (Jersey) Ltd.	(Channel Islands)
7	Berisford (Overseas) Limited	(United Kingdom)
8	Berisford (UK) Ltd.	(United Kingdom)
9	Berisford Bristar (Investments) Limited	(United Kingdom)
10	Berisford Bristar Limited.	(United Kingdom)
11	Berisford Capital Corporation	(New York)
12	Berisford Charter Residential Limited	(United Kingdom)
13	Berisford Holdings Inc.	(Delaware)
14	Berisford Holdings Limited	(United Kingdom)
15	Berisford Inc.	(Delaware)
16	Berisford Industries Limited	(United Kingdom)
17	Berisford Limited	(United Kingdom)
18	Berisford Metals Corporation	(Delaware)
19	Berisford Properties (USA) Ltd.	(Delaware)
20	Berisford Property Development (USA) Ltd.	(New York)
21	Berisford Treasury Limited	(United Kingdom)
22	Boek-en Offsetdrukkerij Kuyte B.V.	(Netherlands)
23	Cable Street Limited	(United Kingdom)
24	Cadillon GmbH	(Germany)
25	Charles Needham Industries Inc.	(Texas)
26	Cleveland Range Ltd.	(Canada)
27	Cleveland Range, LLC	(Delaware)
28	Convotherm Elecktrogerate GmbH	(Germany)
29	Convotherm India Private Limited	(India)
30	Convotherm Limited	(United Kingdom)
31	Convotherm Singapore PTE LTD	(Singapore)
32	Cranehearth Limited	(United Kingdom)
33	Cross Lane Holdings Ltd.	(Channel Islands)
34	DRI Holding Company, LP	(Delaware)
35	Ecclesfield Properties Limited.	(United Kingdom)
36	Elvadene Limited	(United Kingdom)
37	Enodicom Limited	(United Kingdom)
38	Enodicom Number 2 Limited	(United Kingdom)
39	Enodis Clifton Park Ltd.	(United Kingdom)
40	Enodis Corporation	(Delaware)
41	Enodis Foodservice Equipment (Shanghai) Co. Ltd.	(China)
42	Enodis France S.A.	(France)
43	Enodis Group Holdings, US Inc.	(Delaware)
44	Enodis Group Italian Branch	(Italy)
45	Enodis Group Limited.	(United Kingdom)
46	Enodis Hanover	(United Kingdom)
47	Enodis Holding Deutschland GmbH	(Germany)
48	Enodis Holdings Inc.	(Delaware)
49	Enodis Holdings Ltd.	(United Kingdom)
50	Enodis Industrial Holdings, Limited	(United Kingdom)
51	Enodis International Ltd.	(United Kingdom)
52	Enodis Investments Ltd.	(United Kingdom)
53	Enodis Limited (UK) Enodis (Domestication) LLC	(Delaware)
54	Enodis Maple Leaf Ltd.	(United Kingdom)
55	Enodis Nederland B.V.	(Netherlands)

56	Enodis Oxford	(United Kingdom)
57	Enodis Property Development Ltd.	(United Kingdom)
58	Enodis Property Group Ltd.	(United Kingdom)
59	Enodis Regent	(United Kingdom)
60	Enodis Strand Ltd.	(United Kingdom)
61	Enodis Technology Center, Inc.	(Delaware)
62	Environnemental Rehab, Inc.	(Wisconsin)
63	Erlanger Minerals and Metals, Inc.	(Delaware)
64	Fabristeel (M) Sdn Bhd	(Malaysia)
65	Fabristeel Private Limited	(India)
66	Fabristeel Private Limited	(Singapore)
67	Femco Machine Company, Inc	(Nevada)
68	Flintrock Holdings Inc.	(Delaware)
69	Flintrock Inc.	(Delaware)
70	Frymaster LLC	(Louisianna)
71	FSV Private Limited	(Singapore)
72	Garland Catering Equipment Ltd.	(United Kingdom)
73	Garland Commercial Industries, LLC	(Delaware)
74	Garland Commercial Ranges Ltd	(Canada)
75	Glenluce Ltd.	(Isle of Man)
76	Grove Cranes Limited	(United Kingdom)
77	Grove Cranes S.L.	(Spain)
78	Grove Europe Pension Trustees Limited	(United Kingdom)
79	Grove U.S. LLC	(Delaware)
80	Guyon Production S.A.	(France)
81	H. Tieskens Beheer B.V	(Netherlands)
82	H. Tieskens Exploitatie B.V	(Netherlands)
83	Harford Duracool, LLC	(Wisconsin)
84	Homark Holdings Ltd.	(United Kingdom)
85	Inducs AG	(Switzerland)
86	J.H. Rayner (Mincing Lane) Limited	(United Kingdom)
87	Jackson MSC LLC	(Delaware)
88	Kitchen Ventilation Services Ltd.	(United Kingdom)
89	Kitecroft Ltd.	(United Kingdom)
90	Kleen-Seed Delinting Co., Inc.	(California)
91	KMT Refrigeration, Inc.	(Wisconsin)
92	Kysor / NAX Inc.	(Michigan)
93	Kysor Business Trust	(Delaware)
94	Kysor CNI Inc.	(Michigan)
95	Kysor do Brasil Ltd	(Brazil)
96	Kysor Holdings, Inc.	(Delaware)
97	Kysor Industrial Corporation	(Michigan)
98	Kysor Industrial Corporation	(Nevada)
99	Kysor International Distribution Company	(Michigan)
100	Kysor Nevada Holding Corporation	(Nevada)
101	Kysor Warren de Mexico, S.R.L. de C.V.	(Mexico)
102	Kysor Warren Services, S.R.L. de C.V.	(Mexico)
103	Liftlux Potain GmbH	(Germany)
104	Lincoln Foodservice Products, LLC	(Indiana)
105	Lonray Inc.	(New York)
106	Magnet Group Supplementary Trustee Ltd.	(United Kingdom)
107	Manimex, S.A. de C.V.	(Mexico)
108	Manitowoc (Bermuda) Ltd.	(Bermuda)
109	Manitowoc (China) Foodservice Co., Ltd.	(China)
110	Manitowoc (Hangzhou) Refrigeration Co., Ltd	(China)
111	Manitowoc (Mauritius) Ltd.	(Mauritius)
112	Manitowoc Asia Global Sourcing	(China)
113	Manitowoc Beverage Systems Ltd.	(United Kingdom)
114	Manitowoc Brasil Guindastes Ltda	(Brazil)
115	Manitowoc Cayman Islands Funding Ltd.	(Cayman Islands)

116	Manitowoc Company Foundation, The	(Michigan)
117	Manitowoc CP, Inc.	(Nevada)
118	Manitowoc Crane Companies, LLC (MCG)	(Wisconsin)
119	Manitowoc Crane Equipment (China) Co., Ltd.	(China)
120	Manitowoc Crane Group (Brazil)	(Brazil)
121	Manitowoc Crane Group (UK) Limited	(United Kingdom)
122	Manitowoc Crane Group Asia Pte Ltd	(Singapore)
123	Manitowoc Crane Group Australia Pty Ltd.	(Australia)
124	Manitowoc Crane Group Chile Limitada	(Chile)
125	Manitowoc Crane Group CIS	(Russia)
126	Manitowoc Crane Group Czech Republic SRO	(Czech Republic)
127	Manitowoc Crane Group France SAS or MCG France SAS	(France)
128	Manitowoc Crane Group Germany GmbH	(Germany)
129	Manitowoc Crane Group Holding Germany Gmb	(Germany)
130	Manitowoc Crane Group Hungary Kft	(Hungary)
131	Manitowoc Crane Group Ibéria Sl	(Spain)
132	Manitowoc Crane Group Inc.	(Philippines)
133	Manitowoc Crane Group Italy Srl or MCG Italy Srl	(Italy)
134	Manitowoc Crane Group Korea Co., Ltd.	(Korea)
135	Manitowoc Crane Group M-E (FZE)	(Dubai, UAE)
136	Manitowoc Crane Group Mexico, S. de R.L. de C.V.	(Mexico)
137	Manitowoc Crane Group Netherlands B.V.	(Netherlands)
138	Manitowoc Crane Group Poland Sp	(Poland)
139	Manitowoc Crane Group Portugal Ltda	(Portugal)
140	Manitowoc Crane Group Slovakia SRO	(Slovak Republik)
141	Manitowoc Crane Group U.S. Holding, LLC	(Tennessee)
142	Manitowoc Cranes, LLC	(Wisconsin)
143	Manitowoc Credit (China) Leasing Company Limited	(China)
144	Manitowoc Deutschland GmbH	(Germany)
145	Manitowoc DongYue Heavy Machinery Co., Ltd	(Singapore)
146	Manitowoc EMEA Holding SARL	(France)
147	Manitowoc Equipment Works, Inc.	(Nevada)
148	Manitowoc Europe Holdings Limited	(United Kingdom)
149	Manitowoc Europe Limited	(United Kingdom)
150	Manitowoc Finance (Luxembourg) Sarl	(Luxembourg)
151	Manitowoc Foodservice Asia Pacific Private Limited	(Singapore)
152	Manitowoc Foodservice Companies, LLC	(Wisconsin)
153	Manitowoc Foodservice Europe Srl	(Italy)
154	Manitowoc Foodservice Iberia, SAU	(Spain)
155	Manitowoc Foodservice International SAS	(France)
156	Manitowoc Foodservice UK Limited	(United Kingdom)
157	Manitowoc FP, Inc.	(Nevada)
158	Manitowoc France SAS	(France)
159	Manitowoc FSG Holdings, Inc.	(Wisconsin)
160	Manitowoc FSG International Holdings, Inc.	(Nevada)
161	Manitowoc FSG Mexico, SRL de C.V.	(Mexico)
162	Manitowoc FSG Operations, LLC	(Nevada)
163	Manitowoc FSG Services, LLC	(Wisconsin)
164	Manitowoc FSG U.S. Holding, LLC	(Delaware)
165	Manitowoc Funding LLC	(Nevada)
166	Manitowoc GEC Limited	(Ireland)
167	Manitowoc Grove (Cayman Islands) Ltd.	(Cayman Islands)
168	Manitowoc Holding (Cayman Islands) Ltd.	(Cayman Islands)
169	Manitowoc Holding Asia SAS	(France)
170	Manitowoc Holdings (Netherlands Antilles) B.V.	(Netherlands Antilles)
171	Manitowoc India Private Limited	(India)
172	Manitowoc Insurance Company Ltd.	(Barbados)
173	Manitowoc Investment (Mauritius) Limited	(Mauritius)
174	Manitowoc Marine Group, LLC	(Nevada)
175	Manitowoc MEC, Inc.	(Nevada)

176	Manitowoc Potain	(United Kingdom)
177	Manitowoc Potain (Cayman Islands) Ltd.	(Cayman Islands)
178	Manitowoc Re-Manufacturing, LLC	(Wisconsin)
179	Manitowoc TJ, SRL de C.V.	(Mexico)
180	Manitowoc Worldwide Holdings (France) SAS	(France)
181	Manitowoc Worldwide Holdings (France) SCS	(France)
182	Manitowoc Worldwide Holdings (Netherlands) BV	(Netherlands)
183	Manston Ltd. (BVI)	(United Kingdom)
184	Marinette Marine Corporation	(Wisconsin)
185	McCall Refrigeration, Inc.	(Wisconsin)
186	McCann’s Engineering & Manufacturing Co., LLC	(California)
187	Mealstream (UK) Ltd.	(United Kingdom)
188	Meliora Spectare Ltd.	(United Kingdom)
189	Merco/Savory LLC	(Delaware)
190	Merrychef Holdings Ltd.	(United Kingdom)
191	Merrychef Ltd.	(United Kingdom)
192	Merrychef Projects Ltd.	(United Kingdom)
193	MMG Holding Co., LLC	(Nevada)
194	MTW (Barbados) SRL	(Barbados)
195	MTW County Limited (UK) MTW County (Domestication) LLC	(Delaware)
196	Multiplex GmbH	(Germany)
197	Nanhai Fabristeel Kitchen Ware Co. Ltd.	(China)
198	National Crane Corporate	(Nevada)
199	National Crane Corporation	(Delaware)
200	New Ton Food Equipment Co. Ltd.	(Thailand)
201	NGI International Precious Metals, Inc.	(Delaware)
202	Nuvida Company	(California)
203	Potain GmbH	(Germany)
204	Potain India Pvt. Ltd.	(India)
205	Potain Ire Ltd	(Ireland)
206	Potain Pte Ltd	(Singapore)
207	Potain Technik GmbH	(Germany)
208	Pumpcroft Ltd.	(United Kingdom)
209	Research Sub Inc.	(California)
210	S&W Berisford Ltd.	(United Kingdom)
211	S.C.I Les Sthènes du Plateau	(France)
212	SAW Technologies Ltd.	(United Kingdom)
213	Shanghai Fabristeel Foodservice International Trade Co. Ltd.	(China)
214	Shanghai Manitowoc International Trading Co., Ltd	(China)
215	Société de Participation Minoritaire SARL (S.P.M. SARL)	(France)
216	Solum Grundstücks Vermeitungs GmbH	(Germany)
217	Steamhammer Ltd.	(United Kingdom)
218	Technyform Production S.A.	(France)
219	Temp-Rite International S.A.	(France)
220	Teuros SAU	(Spain)
221	The Homark Group Ltd.	(United Kingdom)
222	The Manitowoc Company, Inc. (MTW)	(Wisconsin)
223	TRUpour Ltd.	(Ireland)
224	Turner Curzon Ltd.	(United Kingdom)
225	Twilight Band Ltd.	(United Kingdom)
226	Viscount Catering Limited	(United Kingdom)
227	Waterroad Company Limited	(United Kingdom)
228	Welbilt Corporation	(Florida)
229	Welbilt Corporation	(Delaware)
230	Welbilt Holding Company	(Delaware)
231	Welbilt Manufacturing (Thailand) Ltd.	(Thailand)
232	Welbilt UK Ltd.	(United Kingdom)
233	Welbilt Walk-Ins LP	(Delaware)
234	Westran Corporation	(Michigan)
235	Whitlenge Acquisition Ltd.	(United Kingdom)
236	Whitlenge Drink Equipment Ltd.	(United Kingdom)